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                                                                   EXHIBIT 10.26

 MEMORANDUM OF UNDERSTANDING REGARDING PURCHASES, INVOICING AND PAYMENTS UNDER
  MASTER AGREEMENT FOR PRODUCTS AND SERVICES FOR THE DALLAS INDEPENDENT SCHOOL
                                    DISTRICT

            THIS MEMORANDUM OF UNDERSTANDING REGARDING PURCHASES, INVOICING AND PAYMENTS UNDER MASTER AGREEMENT FOR PRODUCTS AND SERVICES FOR THE DALLAS INDEPENDENT SCHOOL DISTRICT (this "Memorandum") among (1) MICRO SYSTEM ENTERPRISES, INC., a Texas corporation ("MSE"), (2) TEXTRON FINANCIAL CORPORATION, a Delaware corporation ("TFC"), and (3) the entities listed on Schedule A attached to this Memorandum (each such entity is referred to in this Memorandum as a "Consortium Member").

                                   Background:

      A. MSE and each of the Consortium Members are members of that certain group (the "Consortium") of contractors and suppliers providing products and services to the Dallas Independent School District ("DISD") pursuant to that certain Master Agreement for Products and Services between the DISD and MSE dated as of January 31, 2003, as amended (the "Master DISD Agreement").

      B. MSE has entered into a Letter Agreement (the "Letter Agreement(s)") with each of the Consortium Members providing for, among other things, (1) MSE's acting on behalf of the Consortium and the Consortium Members as the designated central ordering entity, central invoicing entity and central payment receiving entity under the Master DISD Agreement and (2) how payments are to be made by MSE to the Consortium Members upon receipt by MSE of payments under the Master DISD Agreement from DISD and/or the Universal Service Administrative Company, Schools and Libraries Division ("USAC").

      C. DISD and USAC have agreed with MSE that all payments by each of them for invoices under the Master DISD Agreement will be in ACH electronic funds and made to the account described on Schedule B to this Memorandum or to any other account which may replace such account (the "Special Account").

      D. MSE will not allow any other funds to be sent to or otherwise deposited into the Special Account; the Special Account will be exclusively for the receipt of payments on invoices from DISD and USAC under the Master DISD Agreement; funds received in the Special Account will be disbursed as provided below.

      E. MSE has entered into that certain Loan and Security Agreement, dated November 3, 2003 with TFC (as amended, the "LSA"), pursuant to which MSE is expected to request, among other things, certain financing from TFC in connection with MSE's performance under the Master DISD Agreement for E-rate Year 6 and the DISD Budget Year 2004/2005.

      F. Proceeds of loans obtained by MSE from TFC under and pursuant to the terms of the LSA in respect of eligible inventory acquired by MSE from a Consortium Member or in respect of eligible invoices based on services rendered by a Consortium Member, in each case, under the Master DISD Agreement for E-rate year 6 and the DISD budget year 2004/2005, will be paid to such Consortium Member as directed by MSE and otherwise in accordance with the LSA, as provided below.

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      G. MSE has pledged the Special Account to TFC and has given TFC exclusive control over the same subject to the payment procedures set forth herein.

      H. This Memorandum is, among other things, to establish the payment procedures for payments to be made to Consortium Members from funds received from DISD and/or USAC under the Master DISD Agreement.

                           Procedures and Agreements:

1. The background statements above are made a part of this Memorandum.

2. All goods and services to be supplied to the DISD under the Master DISD Agreement by MSE and the Consortium Members will be ordered by DISD through MSE, as the central ordering entity, and MSE will, as provided in the Letter Agreements and other agreements and ordering arrangements between MSE and each Consortium Member, order such goods and services from the Consortium Members and/or supply the same itself.

3. Goods and services ordered by MSE from the Consortium Members will be supplied by the Consortium Members to the DISD as provided for in the Master DISD Agreement and pursuant to the Letter Agreements and other agreements between MSE and the Consortium Members.

4. All goods and services supplied directly to the DISD under the Master DISD Agreement by any Consortium Member will be invoiced by such Consortium Member to MSE. MSE will re-invoice such goods and services to DISD and USAC, as provided in paragraph 5 below, and, upon MSE's receiving payment for such re-invoices from the DISD or USAC as contemplated in paragraph 8 below (or otherwise from TFC under the LSA as contemplated in paragraph 7 below), MSE will use such funds, or cause such funds to be used, as provided herein to pay the underlying invoices of such Consortium Member.

5. All goods and services supplied to the DISD under the Master DISD Agreement by MSE and the Consortium Members will be invoiced by MSE, as the central invoicing entity, to the DISD and USAC, as the case may be, in accordance with the terms and provisions of the Master DISD Agreement. MSE agrees that invoices that it generates to DISD and/or USAC as a result of its re-invoicing of invoices from any particular Consortium Member will be invoiced separate from invoices from other Consortium Members and will be re-invoiced by MSE to the DISD and/or USAC in a manner which will enable MSE to provide each Consortium Member and TFC with detailed, segregated reporting of its accounts receivables from the DISD and USAC, segregating the accounts receivables that resulted from each particular Consortium Member's invoices to MSE, as required in section 11. hereof.

6. MSE has pledged the Special Account to TFC under the LSA and given TFC exclusive control over it, and MSE has pledged all inventory and other goods acquired by MSE from the Consortium Members under the Master DISD Agreement to TFC as collateral under the LSA. Subject to the rights of each Consortium Member under paragraphs 7 and 8 below (including, without limitation, the rights of each such Consortium Member to receive payments under and as provided for in paragraph 8 below), each such Consortium Member acknowledges and agrees to those pledges and further agrees that its rights and interests in and to the Special Account and such inventory and goods are junior and subordinate to those of TFC.

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7. MSE and TFC agree that the proceeds of any loans actually obtained by MSE under the LSA (which loans are obtainable from TFC under the LSA at the sole discretion of TFC) in respect of inventory acquired by MSE from a Consortium Member under the Master DISD Agreement or in respect of invoices issued by MSE to the DISD or USAC for services provided by a Consortium Member will be paid by TFC directly to such Consortium Member in satisfaction (in whole or part, as the case may be) of any invoices for such inventory or services issued by such Consortium Member to MSE. The only conditions to such payments are that (i) MSE must inform TFC in writing of such outstanding invoices and the unpaid amounts thereunder and deliver a copy of such invoices to TFC and (ii) each Consortium Member must deliver to TFC a written confirmation (which may be made via fax or e-mail) of the unpaid amounts owing to it under such invoices and of the release of any security interest or lien of such Consortium Member to the extent of the payment to be received from TFC. TFC may in good faith rely on the information provided to it in clauses (i) and (ii) above, and each of the parties hereto agrees that TFC shall have no liability for any payments made under this Memorandum in accordance with such information.

8. To the extent that invoices from a Consortium Member for goods and services supplied under the Master DISD Agreement have not been previously paid by MSE to such Consortium Member, MSE agrees to pay the same to such Consortium Member to the extent of payments received by MSE in the Special Account from DISD and/or USAC in respect of such invoices of such Consortium Member TFC Agrees to make or otherwise direct (or cause to be made or otherwise directed) to such Consortium Member each of such payments made by DISD and/or USAC into the Special Account in respect of invoices of such Consortium Member. The only conditions to such payments by TFC are that (i) MSE must inform TFC in writing of such outstanding invoices and the unpaid amounts thereunder and deliver a copy of such invoices to TFC, (ii) each Consortium Member must deliver to TFC a written confirmation (which may be made via fax or e-mail) of the unpaid amounts owing to it under such invoices and of the release of any security interest or lien of such Consortium Member to the extent of payment to be received from TFC, and (iii) TFC must be satisfied with all of such deliveries. Payments owing under this paragraph are to be made within 5 days after funds have been electronically transferred into the Special Account by DISD or USAC and become available for withdrawal in immediately available funds, however, TFC shall not be obligated to disburse funds to Consortium Members from the Special Account until TFC has determined, in good faith, which Consortium Members are rightfully entitled to such For administrative purposes, TFC may transfer any funds in the Special Account to one or more other accounts in order to effectuate electronic fund transfers of the same. TFC may in good faith rely on the information provided to it in clauses (i) and (ii) above, and each of the parties hereto agrees that TFC shall have no liability for any payments made under this Memorandum in accordance with such information.

9. TFC agrees not to offset or otherwise claim as proceeds of collateral any funds from the Special Account that are to be used by it to make payments to the Consortium Members under paragraph 8 above. Nothing in this paragraph will impair or limit the rights of TFC with respect to funds in or from the Special Account owing to MSE for goods and services provided by MSE on its own behalf (i.e., not originating from a Consortium Member) to DISD under the Master DISD Agreement or with respect to funds in or from the Special Account owing to MSE for goods and services provided by Consortium Members to the extent that invoices for such goods and services have been paid with proceeds of loans made by TFC under the LSA or otherwise by MSE; all of such funds owing to MSE and the portion of such funds equal to such loans will be paid to TFC for application to obligations of MSE under the LSA.

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10. TFC is not assuming and, except as set forth in this Memorandum, has not agreed to perform, any of the duties and obligations of MSE under the Letter Agreements owing to the Consortium Members. TFC has no obligation or duty to collect any amounts owing to MSE by the DISD or USAC under the Master DISD Agreement. TFC may request and prepare for each Consortium Member formal releases from security interests and liens confirmed to TFC in any fax or e-mail and each Consortium Member will execute and return the same promptly to TFC. TFC has no fiduciary duty to MSE or the Consortium Members. MSE will continue to have the fiduciary duties owing to the Consortium Members provided in the Letter Agreements. No Consortium Member will have any rights or benefits under the LSA. Nothing herein will limit any right of set-off or counterclaim of MSE against any Consortium Member or the DISD against MSE or any Consortium Member and TFC will be entitled to take all such offsets into consideration in connection with any payments made under this Memorandum. TFC may in good faith rely on any statements and/or directions supplied by MSE with respect to such offsets, and each of the parties hereto agrees that TFC shall not have any liability in respect of any such offsets in connection with the performance of its duties under this Memorandum. To the extent of any inconsistency between this Memorandum and the Letter Agreements, the terms of this Memorandum will govern.

11. MSE will deliver, on the first business day of each week, to TFC and to each Consortium Member that has requested the same a report substantially in the form of Schedule C attached hereto. Such report may form the basis of payments to be made by TFC under paragraphs 7 and 8 above and any Consortium Member may comply with the requirements of subclause (ii) of paragraph 7 or subclause (ii) of paragraph 8 by initialing such report and sending the same to TFC (which may be via facsimile transmission or as a PDF attachment to an e-mail). TFC may in good faith rely on the information provided to it in such reports, and each of the parties hereto agrees that TFC shall have no liability for any payments made under this Memorandum in accordance with such information. The report will include, at miniumum, MSE's invoice number, date and invoice amount to DISD and/or USAC, and provide the information required to reconcile such reported MSE invoices to the invoice(s) from the Consortium Member that were re-invoiced by MSE to DISD or USAC. MSE agrees that TFC shall be allowed to share the above-referenced reported information with the Consortium Members that such reporting pertains to.

12. This Memorandum will be governed by Texas law. Any dispute concerning this Memorandum must be brought in a court of competent jurisdiction in Houston, Harris County, Texas and the parties hereto consent to such jurisdiction and venue. This Memorandum may be executed by each party in a separate counterpart of this Memorandum, each of which will be deemed an original but all of which together will constitute one and the same instrument. For the avoidance of doubt, this Memorandum shall be binding on the signatories hereto even if less than all of the Consortium Members set forth on Schedule A attached to this Memorandum shall become signatories hereto. If any provision of this Memorandum is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be impaired thereby.

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MICRO SYSTEM ENTERPRISES, INC.          TEXTRON FINANCIAL CORPORATION

By ___________________________          By __________________________

    Name:                                   Name:
    Title:                                  Title:

Date: ____________________               Date: ________________

                 [Signature Page to Memorandum of Understanding]

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CONSORTIUM MEMBER

InterNetwork Experts, Inc.

By /s/ James H. Long
   ------------------------------------------
     Name:  James H. Long
     Title: Chairman of the Board of Directors

Date: 12-29-04

                 [Signature Page to Memorandum of Understanding]

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                                   Schedule A

                           List of Consortium Members

Technology Cabling Solutions, Inc.

Advanced Technology Solutions

Woodlands Network Solutions, Inc.

Analytical Computer Services

Communications Supply Corporation

Novell, Inc.

Avizon Technologies Group

Hill Professional Services

Internetwork Experts

Lazo Technologies, Ltd.

[Others]

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                                   Schedule B

                                 Special Account

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                                   Schedule C

                                 Form of Report

[Insert Spreadsheet]

The undersigned Consortium Member hereby represents that the amounts set forth above opposite its name in Column U above are true and correct and owing to such Consortium Member, have not been previously paid to such Consortium Member (are anticipated to be paid as provided in Column U above) and are not subject to offset, and the undersigned Consortium Member, to the extent of the payment of such amounts to it, releases and discharges any security interest or lien it may have in respect of such amounts by virtue of any Letter Agreement or pursuant to applicable law. The undersigned Consortium Member agrees that TFC may rely on this paragraph in performing its duties under the Memorandum of Understanding Regarding Purchases, Invoicing And Payments under Master Agreement for Products and Services for the Dallas Independent School District dated________, 2004____.

_____________________________   [Print Name of Consortium Member]

By________________________
         Name:
         Title:

Date:____________

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